Exhibit 99.10

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
100 F Street, NE
Washington, D.C. 20549

TELEFACSIMILE TRANSMITTAL

PLEASE DELIVER THE FOLLOWING PAGES TO:

Name:	Marty Lybecker

Organization:	Wilmer Hale

Telecopier Number:	202-663-6363

Total Number of Pages, Including Cover Sheet: 3

From:	Brian D. Bullard
Chief Accountant

DIVISION OF INVESTMENT MANAGEMENT

Telephone Number: (202) 551-6935
Facsimile Number: (202) 772-9283

Comments:

If You do not receive all pages, please telephone the above number for assistance.

Note: THIS DOCUMENT MAY CONTAIN PRIVILEGED AND NONPUBLIC INFORMATION. IT IS INTENDED ONLY FOR THE USE OF THE INDIVIDUAL OR ENTITY NAMED ABOVE, AND OTHERS WHO SPECIFICALLY HAVE BEEN AUTHORIZED TO RECEIVE IT. If you are not the intended recipient of this facsimile, or the agent responsible for delivering it to the intended recipient, you hereby are notified that any review, dissemination, distribution, or copying of this communication strictly is prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original to the above address by regular postal service without making a copy. Thank you for your cooperation.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

DIVISION OF INVESTMENT MANAGEMENT

April 14, 2006

CERTIFIED MAIL RETURN RECEIPT REQUESTED
AND FACSIMILE

Martin E. Lybecker, Esq.
WilmerHale
2445 M Street, NW
Washington, DC 20037

Re:     National Presto Industries, Inc.

Dear Mr. Lybecker:

          This will respond to the list of questions you e-mailed to me yesterday. We stand by and reiterate the position stated in our e-mail to you of February 15, 2006, and in subsequent letters dated March 28, 2006 and April 11, 2006. That is, we do not object if, as a matter of form, National Presto files a Form 10-K “provided those financial statements also include an additional footnote with pro forma financial statement information consistent with investment company financial reporting requirements pursuant to Article 6 of Regulation S-X and Form N-CSR.”

          We also stated in the February 15 e-mail that filing unaudited financial information, while not consistent with the Investment Company Act, would be preferable to filing no information at all. But we made it clear that we viewed this as an “Intermediate step” to full compliance, which would in no way excuse your client from complying with the securities laws.

          Our February 15 e-mail does not allow for a good-faith interpretation that merely filing a Form 10-K as an operating company with none of the pro forma investment company information would be acceptable, as your client has represented to the investing public. As stated in the April 11, 2006 letter,

“It was and remains misleading to suggest that the staff would not object to the Company filing financial statements and related information as an operating company rather than as an investment company.”

Mr. Martin E. Lybecker, Esq.
April 14, 2006

Indeed, in the appellate brief that National Presto recently filed with the Seventh Circuit, the first two sentences of footnote 13 show that National Presto is aware of its obligations.

“The SEC staff has informed Presto’s counsel that it would not object if the Company filed operating company financial statements under the 1934 Act for the period ended December 31, 2005, so long as that filing was supplemented via footnote with audited pro forma financial statement information consistent with investment company reporting requirements. The SEC staff further advised that, if audited pro forma financial information was not available at the filing deadline, unaudited/incomplete investment company financial data should be supplied as an intermediate step, but stated their view that if the Company provided unaudited/incomplete financial statements the Company would not be deemed by the SEC staff to have met its disclosure obligations under the federal securities laws.”

It seems, based on this disclosure to the Court that the Company had a clear understanding of what our February 15, 2006 e-mail stated and subsequent letters dated March 28, 2006 and April 11, 2006 reiterated. The misleading representations in the Form 10-K filed on March 15, 2006 need to be corrected immediately.

          We are troubled by the pattern of delay and inconsistent representations from National Presto. National Presto was ordered to register as an investment company on December 9, 2005, its request for a stay was denied on December 23, 2005, it filed its registration on December 27, 2005, and it became and has remained a registered investment company since that date. Four months have passed since the Company registered and became subject to the disclosure requirements of the Investment Company Act of 1940. National Presto has had ample time to compile the required financial information and obtain the requisite audit required of an entity registered under the Investment Company Act. We expect National Presto to comply with its obligations under the securities laws immediately.

          Any further communications should be directed to the Division of Enforcement.

Sincerely,

Brian D. Bullard
Chief Accountant